                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 2


                         MORTON'S RESTAURANT GROUP, INC.
-----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                                             13-3490149
-----------------------------------------------------------------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                          Identification No.)

3333 New Hyde Park Road, Suite 210, New Hyde Park, New York    75204
-----------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section              securities pursuant to Section
12(b) of the Exchange Act and               12(g) of the Exchange Act and
is effective pursuant to General            is effective pursuant to General
Instruction A.(c), please check             Instruction A.(d), please check
the following box. |X|                      the following box. | |

Securities Act registration statement file number to which this form relates (If Applicable):

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                     Name of Each Exchange on Which
    to be so Registered                     Each Class is to be Registered
    ---------------------                   ------------------------------
    RIGHTS TO PURCHASE SERIES               NEW YORK STOCK EXCHANGE
    A JUNIOR PARTICIPATING
    PREFERRED STOCK, $.01 PAR VALUE


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
----------------------------------------------------------------------------
                                (Title of Class)

                         AMENDMENT NUMBER 2 TO FORM 8-A

The undersigned Registrant hereby amends the following items, exhibits and other portions of its Registration Statement on Form 8-A, which was initially filed on December 27, 1994, amended and restated on January 25, 1995 and declared effective on February 9, 1995, regarding the registration of the Registrant's Rights to Purchase Series A Junior Participating Preferred Stock, $.01 par value (the "Form 8-A").

Item 1.   Description of Registrant's Securities to be Registered

          Item 1 of the Form 8-A is hereby amended to include the following:

On March 22, 2001, the Registrant amended and restated its Rights Agreement originally adopted on December 15, 1994 (the "Rights Agreement") between the Registrant (then known as Quantum Restaurant Group, Inc.) and Equiserve Trust Company (then known as The First National Bank of Boston), as Rights Agent. The amendments, among other things, removed provisions that required certain directors' consent in order to redeem the Rights Agreement and to take certain other actions. A copy of the Amended and Restated Rights Agreement is included as Exhibit 3 to this Registration Statement and is incorporated herein by reference. This description of the changes to the Rights Agreement does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

ITEM 2.   EXHIBITS

          Item 2 of the Form 8-A is hereby amended to include the following:

          Exhibit 3 Amended and Restated Rights Agreement, dated as of March 22, 2001, between Morton's Restaurant Group, Inc. and Equiserve Trust Company, as Rights Agent.

                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  MORTON'S RESTAURANT GROUP, INC.

                                  By: /s/ Thomas J. Baldwin
                                      -----------------------------
                                      Thomas J. Baldwin
                                      Executive Vice President
                                      and Chief Financial Officer


Dated:  March 23, 2001

                               INDEX TO EXHIBITS




  EXHIBIT
    NO.                                     DESCRIPTION
  -------                                   -----------
     3              Amended and Restated Rights Agreement, dated as of
                    March 22, 2001, between Morton's Restaurant Group, Inc.
                    and Equiserve Trust Company, as Rights Agent (included as
                    an exhibit to the Registrant's Form 8-K filed on March
                    23, 2001 and incorporated herein by reference)
